                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



       Date of Report (date of earliest event reported): APRIL 19, 1999.



                           LYONDELL CHEMICAL COMPANY
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

          1-10145                                       95-4160558
  (Commission File Number)                 (I.R.S. Employer Identification No.)


        1221 MCKINNEY STREET
    ONE HOUSTON CENTER, SUITE 1600
           HOUSTON, TEXAS                                 77010
(Address of principal executive offices)                (Zip Code)


                                (713) 652-7200
              (Registrant's telephone number, including area code)

                                NOT APPLICABLE
         (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5.   OTHER EVENTS.

          In a press release dated April 19, 1999, Lyondell Chemical Company ("Lyondell") announced that it has received the approval of its lenders for a revised refinancing plan to address Lyondell's near-term debt repayment requirements under its credit facility. Lyondell also announced its intention during the second quarter of 1999 to (1) issue $500 million of senior subordinated notes and $1 billion of senior secured notes through a private offering solely to qualified institutional buyers, (2) issue approximately 35 million shares of its common stock in an underwritten public offering, and (3) arrange a new $750 million tranche under its existing credit facility. The text of the press release is filed as an exhibit to this Current Report on Form 8-K.

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ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

   (c) Exhibits

     Exhibit   Document
     -------   --------

     99.1  --  Press Release of Lyondell Chemical Company, dated April 19, 1999.

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                                   SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              LYONDELL CHEMICAL COMPANY



                              By:  /s/ EDWARD W. RICH
                                 -----------------------------------
                                 Edward W. Rich
                                 Vice President, Finance and Treasurer



Date: April 21, 1999

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